Exhibit 10.5

Rent & Operation Contract entered by and between Liyang the Fifth Season General Merchandise
Investment Management Co., Ltd. and Quanjuxiang Catering dated February 5 2010

Party A: Liyang The Fifth Season General Merchandise Investment Management Co., Ltd

Party B: Quanjuxiang Catering

  General Information of the Rented Room
  Rent Purpose: Xinhuachu Catering
  Location: 4th Floor, 5th Season Department Store Building, Intersection between Luowan Road and Yucai Road, Liyang City
  Area: 3274 sq.m.
  Property Right
  Party A promises to own the operation right to the rented room, and Party A is totally entitled to rent the room. Party A would settle the problem if there is any third party claims to the property right to the rented room.
  Term, Rental and Other Fees of Tenancy
  Term of Tenancy: from August 1, 2010 to July 31, 2022
  Free Rental Term: from August 1, 2010 to July 31, 2011
  Rental: RMB 836,000 yuan for the first four years, the annual rental will increase by 3% per year after that (rental excluding from fees on water, electric, gas, communication, property management and government levy)
  Way of Payment: pay twice a year
  Headlines of the articles omitted
  Decoration & Fitment
  Sales & Property Management
  Modification and Termination of Contract
  Breach of the Contract
  Miscellaneous